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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Union Texas Petroleum Holdings, Inc. on Form S-8 (File Nos. 33-26105, 33-44045, 33-13575, 33-21684, 33-64928 and 33-59213) of our report dated August 21, 1995, on our audit of the historical summary of Union Texas Petroleum Holdings, Inc.'s interest in the oil and gas revenues and direct operating expenses of the property acquired from Oryx U.K. Energy Company for the year ended December 31, 1994, which report is included in this Form 8-K/A.





                                                        COOPERS & LYBRAND L.L.P.

Dallas, Texas
September 29, 1995